Exhibit 5.1

27 May 2021

Matter No.: 832948

(852) 2842 9531 / (852) 2842 8552

Anna.Chong@conyers.com / Charissa.Ball@conyers.com

Full Truck Alliance Co. Ltd.

P.O. Box 31119 Grand Pavilion

Hibiscus Way

802 West Bay Road

Grand Cayman KY1-105

Cayman Islands

Dear Sir,

Re: Full Truck Alliance Co. Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about 27 May 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares, par value US$0.00001 each (the “Class A Ordinary Shares”) of the Company.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1.	a copy of the Registration Statement.

We have also reviewed:

1.2.	the currently adopted fifth amended and restated memorandum and articles of association of the Company provided to us on 21 January 2021;

1.3.	copies of minutes of a meeting of its directors held on 7 April 2021 (the “Listing Resolutions”);

1.4.

a copy of the sixth amended and restated memorandum of association and articles of association of the Company to become effective immediately prior to the completion of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares (the “Listing M&As”)

1.5.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 25 May 2021 (the “Certificate Date”); and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.

that the Listing Resolutions, will be or have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will become effective prior to the closing of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.

that upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.8.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.

When issued and paid for as contemplated by the Registration Statement, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman